Certification of Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jet Gold Corporation, a company organized under the Business Corporations Act (British Columbia) (the "Company") on Form 20-F as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Blaine Bailey, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or

          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  Blaine Bailey

Blaine Bailey, Chief Financial Officer

Date: March 9, 2006

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